Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 16th  day of March 2012, by and between Nacara Montréal Inc. (the “Seller”), who is the record and beneficial owner of shares of capital stock of 8012415 Canada Inc., a Canadian Federal corporation, (the “Company”) and GMS Capital Corp., a Florida corporation (the “Purchaser”).

WHEREAS, the Seller owns one hundred (100) Class “A” shares of the Company at no par value (the “Class A Stock”), representing one hundred percent (100%) of the issued and outstanding Class “A” shares of the Company;

WHEREAS, the Seller owns ten million (10,000,000) Class “D” shares of the Company at no par value (the “Class D Stock”), representing one hundred percent (100%) of the issued and outstanding Class “D” shares of the Company;

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Class A Stock, on and subject to the terms of this Agreement; and

WHEREAS, the Purchaser desires to be granted by the Seller the right to purchase the Class D Stock, and the Seller desire to grant said right to the Purchaser, subject to the terms of this Agreement;

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.           Sale of the Shares.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall sell the Class A Stock to the Purchaser, and the Purchaser shall purchase the Class A Stock from the Seller for a purchase price of One Hundred U.S. Dollars (US$100.00) (the “Purchase Price”).

2.           Option Grant. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall grant to the Purchaser the right (the “Option”) to purchase from the Seller one hundred percent (100%) of the Class D Stock in exchange for the issuance of seven hundred twenty nine thousand nine hundred twenty nine (729,929) restricted shares of the Purchaser’s $0.001 par value common stock (the “Restricted Stock”) for a purchase price of One U.S. Dollar (US$1.00) (the “Option Price”).

3.           Option Exercise.

(a) The Purchaser shall exercise the Option by serving written notice of the exercise to the Seller in the form of notice of exercise as attached hereto as Exhibit A.  Upon exercise of the Option, the Purchaser shall issue to the Seller a stock certificate for the Restricted Stock and Seller shall deliver the Class D Stock to the Purchaser.

(b) The Option shall be effective as of the date hereof and shall expire on March 16, 2017 (the “Expiration Date”) unless exercised by the Purchaser prior to the Expiration Date.

(c) The Restricted Stock shall be subject to the terms and conditions of the lock-up agreement between the Purchaser and Seller dated March 16, 2012 (the “Lock-Up Agreement”) in the form as attached hereto as Exhibit B.

(d) If the Purchaser (i) subdivides or reclassifies outstanding shares of its $0.001 par value common stock into a greater number of shares of common stock, or (ii) combines or reclassifies outstanding shares of common stock into a smaller number of shares of common stock then the number of shares of Restricted Stock to be paid as the Option Price shall be adjusted as necessary, including proportionately increased or reduced, so as to prevent the enlargement or dilution of the Option Price.

4.           Closing.

(a) The purchase and sale of the Class A Stock and the Option shall take place at a closing (the “Closing”), to be held on or before March 16, 2012, at the Seller’s office situated at 3055 Boulevard de L’Assomption, in the City of Montréal, Province of Québec, H1N 2H1.

(b) At the Closing:

(i) The Seller shall deliver to Purchaser all stock certificates representing the Class A Stock owned by the Seller, along with the proper stock transfer form;

(ii) The Purchaser shall pay to the Seller the Purchase Price for the Class A Stock; and

(iii) The Purchaser shall pay to the Seller the Option Price for the Option.

(c) At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(d) All representations, covenants and warranties of the Purchaser and Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

5.           Representations and Warranties of the Purchasers.  The Purchaser hereby makes the following representations and warranties to the Seller:

(a)           Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  No consent, approval or agreement of any individual or entity is required to be obtained by the Purchaser in connection with the execution and performance by the Purchaser of this Agreement or the execution and performance by the Purchaser of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b)           Purchaser acknowledges that such Purchaser had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company in making the decision to purchase the Class A Stock and the Option.

6.           Representations and Warranties of the Seller.  Seller hereby makes the following representations and warranties to the Purchaser:

   (a) The Company’s authorized capital stock consists of an unlimited number of  shares of Class A voting common stock, no par value, an unlimited number of shares of Class B non-voting common stock, no par value, an unlimited number of shares of Class C voting, no par value an unlimited number of  shares of Class D non-voting common stock, no par value, an unlimited number of shares of Class E non-voting common stock, no par , an unlimited number of shares of Class F non-voting common stock, no par value, an unlimited number of shares of Class G non-voting common stock, no par value,  an unlimited number of  shares of Class H 100 to 1 super-voting, no par value, an unlimited number of shares of Class I non-voting common stock, no par value, an unlimited number of shares of Class J non-voting common stock, no par value, an unlimited number of shares of Class K non-voting common stock, no par value and an unlimited number of shares of Class L non-voting common stock, no par value, of which there are 100 shares of Class A common stock, 10,000,000 shares of Class D common stock and 10 shares of Class H common stock issued and outstanding.

  (b) Seller owns the Class A Stock and Class D Stock free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind.

 (c) Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder.  No consent, approval or agreement of any individual or entity is required to be obtained by the Seller in connection with the execution and performance by the Seller of this Agreement or the execution and performance by the Seller of any agreements, instruments or other obligations entered into in connection with this Agreement.

 (d) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Seller’s knowledge, threatened against the Seller or any of Seller’s properties.  There is no judgment, decree or order against the Seller that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

                                 (e) There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the Seller’s knowledge, threatened against the Seller or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Seller’s knowledge, threatened against the Seller.

                                 (f) The Seller has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business.    References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

7.           Finder’s Fee.  Seller represents and warrants that no person is entitled to receive a finder’s fee from Seller in connection with this Agreement as a result of any action taken by the Purchaser or Seller pursuant to this Agreement, and agrees to indemnify and hold harmless the other party, its officers, directors and affiliates, in the event of a breach of the representation and warranty.  This representation and warranty shall survive the Closing.

8.           Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by all of the parties hereto.

9.           Miscellaneous.

        (a) Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b) Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 9(c).  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.

(d) Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the Province of Quebec and Canada applicable to agreements executed and to be performed wholly within such Province, without regard to any principles of conflicts of law.  Each of the parties hereby  irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the courts located in Montreal Québec, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 9(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e) Parties to Pay Own Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(f) Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(g) Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(h) Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimiles and electronic copies in portable document format (“PDF”) containing original signatures shall be deemed for all purposes to be originally signed copies of the documents that are the subject of such facsimiles or PDF versions.

(i) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(j) Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

(k) The parties hereto confirm that it is their wish that this Agreement, as well as all other documents relating hereto, including notices, have been and shall be drawn up in the English language only.  Les parties aux présentes confirment leur volonté que ce contrat de même que tous les documents, y compris tout avis, s’y rattachant, soient rédigées en anglais seulement.

(Signatures on following page.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

8012415 CANADA INC.
By:	/s/ Caroline Coulombe
Caroline Coulombe
Its:	President

GMS CAPITAL CORP.
By:	/s/ Caroline Coulombe
Caroline Coulombe
Its:	President

FORM OF NOTICE OF EXERCISE

_____________, _________201__

Nacara Montréal Inc. 3055 Boulevard de L’Assomption, in the City of Montréal, Province of Québec, H1N 2H1

Dear all,

In accordance with Section 3 of the Stock Purchase Agreement dated March 16, 2012 evidencing the Option granted to GMS Capital Corp. on March 16, 2012, we hereby elect to exercise this Option.

Please find enclosed a share certificate evidencing seven hundred twenty nine thousand nine hundred twenty nine  (729,929) restricted  shares of GMS Capital Corp.’s $0.001 par value common stock registered to Nacara Montréal Inc.

Upon issuance of the certificate for ten million (10,000,000) shares of Class D Stock of 8012415 Canada Inc. registered to GMS Capital Corp., please deliver the certificate to us at the following address:

Attn:

________________________________ Signature of Optionee

Printed Name: